Exhibit 10.27
UNILIFE MEDICAL SOLUTIONS LIMITED
SHARE PURCHASE AGREEMENT
                                         , 2009

UNILIFE MEDICAL SOLUTIONS LIMITED
SHARE PURCHASE AGREEMENT
THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of                     , 2009, by and between UNILIFE MEDICAL SOLUTIONS LIMITED, a public company incorporated under the laws of Australia, and registered under ABN 14 008 071 403 (the “Company”), and the person whose name is set forth on Exhibit A attached hereto (the “Purchaser”).
Recitals
Whereas, the Company will seek to issue up to (i) 47,058,823 ordinary shares and (ii) 23,529,411 free unlisted attaching options in the Company to certain investors, including the Purchaser, in a private placement on the terms and conditions set out in this Agreement (the “Offering”) to raise up to A$40,000,000; and
Whereas, the Purchaser desires to purchase from the Company, and the Company desires to sell and issue to the Purchaser, certain number of shares and free unlisted attaching options in the Offering on the terms and subject to the conditions set forth herein.
Whereas, the Company is proposing to offer additional shares to existing shareholders at the Placement Price under a Share Purchase Plan to raise up to a further A$10 million.
Whereas, the Company announced on September 1, 2009 that it proposes to redomicile in the United States. Provided that the Conditions are fulfilled, it is intended that the Offering will be completed and the Placement Shares and Placement Options will be issued to the Purchaser prior to the redomiciliation occurring. Accordingly, if the Company proceeds with the redomiciliation:
(a)
the Placement Shares would participate in the scheme of arrangement which will be proposed to Unilife shareholders with the result that the Placement Shares would be replaced with common stock in the new United States parent company, Unilife Corporation; and

(b)	the Placement Options would be exchanged for equivalent options in Unilife Corporation.

Agreement
Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	DEFINITIONS
The following terms have the meaning ascribed to them below when used in this Agreement:
“Additional Shares means the further allocation of Placement Shares (as referred to on page 2) being the excess of the Company’s 15% placement capacity under ASX Listing Rule 7.1 which will be issued to investors upon satisfaction of the Conditions.
“ASX Listing Rules” means the listing rules of ASX Limited (ACN 008 624 691).
“Cancellation Deed” means the cancellation deed in the form set out in Exhibit D.
“Cleansing Statement” means a statement meeting the requirements of section 708A(6) of the Corporations Act.
“Corporations Act” means the Corporations Act 2001 (Cth).
“Conditions” means the conditions to which the issue of the Additional Shares and the Placement Options are subject namely, that the Company obtains Shareholder Approval for the issue of the Additional Shares and the Placement Options and with respect to the issue of the Placement Options, the investor providing a duly executed Cancellation Deed to the Company by 2 October, 2009.
“Firm Shares” means the initial allocation of Placement Shares (as referred to on page 2) which may be issued without Shareholder Approval under the Company’s 15% placement capacity under ASX Listing Rule 7.1.
“Placement Price” means A$0.85 per Placement Share.
“Placement Shares” Up to 47,058,023 fully paid ordinary shares in the Company to be issued under the Offering, at the Placement Price comprising the Firm Shares and the Additional Shares.
“Placement Options” means two free unlisted options (a Tranche 1 option and a Tranche 2 option) to acquire one fully paid ordinary share in the Company for every four Placement Shares allotted to the investor, to be issued for nil cash consideration. Each option will entitle the investor to subscribe for one ordinary share in the Company.
The options will be issued with an exercise price of: Tranche 1 — A$1.25 and Tranche 2 - A$2.00 and otherwise on the terms and conditions set out in Exhibit B.
“Redomiciliation” means the proposed redomiciliation of the Company in the United States which was announced on September 1, 2009.

“Replacement Options” means the options over common stock in Unilife Corporation which will be issued to investors upon implementation of the Redomiciliation and which will be on substantially the same terms as the Placement Options as described in the Cancellation Deed.
“Shareholder Approval” means the approval of shareholders of the Company for the issue of the Additional Shares and the Placement Options in accordance with ASX Listing Rule 7.1 at an extraordinary general meeting of the Company which is scheduled to occur in early November 2009 (“EGM”). The Company does not warrant that shareholder approval will be obtained for the placement of the Additional Shares and the Placement Options.
“Underlying Shares” means the ordinary shares in the Company issued to investors on exercise of Placement Options and/or the shares of common stock in Unilife Corporation issued to investors on exercise of the Replacement Options (as applicable).
2.	Agreement To Sell And Purchase.
2.1	Firm Shares. The issue of the Firm Shares does not require shareholder approval.
2.2	Authorization of the Additional Shares. The issue of the Additional Shares is subject to the Company obtaining Shareholder Approval for the issue of the Additional Shares.
2.3	Authorization of Placement Options. The issue of the Placement Options is subject to satisfaction of the Conditions.
2.4
Issue of the Additional Shares and Placement Options. The Board is fully committed to issuing the Additional Shares and Placement Options to investors subject to the terms and conditions hereof and will take all steps within its power to ensure that Shareholder Approval is obtained for the issue of the Additional Shares and the Placement Options.

2.5
Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company the number of Placement Shares set forth opposite the Purchaser’s name on Exhibit A for the Purchase Price. Subject to satisfaction of the Conditions, the Company agrees to issue to the Purchaser and the Purchaser agrees to acquire the Placement Options for nil consideration. The parties hereby acknowledge and agree that the Purchaser shall not be entitled to, and any reference to the Placement Shares shall not include, any dividend or other distribution declared or paid on the ordinary shares in the share capital of the Company prior to the Closings.

2.6	Proposed Timetable. The proposed timetable for the Offering is as follows:

Return of Placement Application Form	by 5.00pm 2 October 2009
Payment of subscription amount	by 5.00pm 6 October 2009
Allotment of Firm Shares (not subject to Shareholder Approval being obtained)	8 October 2009
Unilife Extraordinary General Meeting to consider resolution to approve issue of Additional Shares and Placement Options	early November 2009
Allotment of Additional Shares and Placement Options (subject to Shareholder Approval being obtained)	within 3 business days after the EGM
3.	Payment of Purchase Price.
3.1
Upon the execution and return of this Agreement to the Company, the Purchaser shall pay, by wire transfer of immediately available funds or a certified or official bank check, the total Placement Price for the Placement Shares and such action shall constitute the Purchaser’s irrevocable application for the Placement Shares and Placement Options on the terms and conditions set out in this Agreement.

3.2
The Company reserves the right not to proceed with the Offering or any part of it at any time before the issue of Placement Shares and Placement Options to the Purchaser. If the Offering or any part of it does not proceed or is cancelled, all relevant amounts of the Placement Price will be refunded (without interest).

3.3
In order to confirm the Purchaser’s irrevocable application for the allotment and issue of the number of Placement Shares and Placement Options set out in Exhibit A to the Purchaser, on the terms set out in this Agreement and the Purchaser’s acceptance of the terms and conditions of the Offering as set out in this Agreement, the Purchase shall complete, sign and return a copy of this Agreement to the Company by fax on or before 5.00pm (US Eastern Time) 2 October 2009 to:

Unilife Medical Solutions Limited
Fax No: +1 717 938 9364
Attention: Alan Shortall
4.	Closing; Delivery of Shares.
4.1
Closing of Placement Share issue. Upon the Purchaser complying with Section 2 of this Agreement and subject to Section 4.3 below, the Company agrees to allot and issue to the Purchaser the number of Placement Shares set out in Exhibit A. The closing of the sale and purchase of the Firm Shares under this Agreement (the “Closing”) shall take place on or about 2 October, 2009 (the “End Date”) electronically. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”.

4.2
Closing of the Additional Shares and the Placement Option issue. Upon the Purchaser complying with Section 2 of this Agreement and subject to fulfillment of the Conditions, the Company agrees to allot and issue to the Purchaser the number of Additional Shares and Placement Options set out in Exhibit A. The Additional Shares and the Placement Options will be issued within 3 business days of the satisfaction of the Conditions. The Placement Options will be options to acquire fully paid ordinary shares on the terms set out in Exhibit B. The issue of Placement Options is conditional upon the Purchaser delivering to the Company a duly executed Cancellation Deed with respect to the Placement Options, under which the Placement Options will be replaced with Replacement Options upon implementation of the Company’s Redomiciliation.

4.3
Holding of Subscription Amounts for Additional Shares. The business day following the Closing Date, the Company shall transfer the subscription amounts received from investors for the Additional Shares (“Subscription Amounts ”) into the escrow account established and operated by its escrow agent. In the event that:

(a)
the Conditions are satisfied on or before 31 December 2009, the Company shall direct the escrow agent to release the Subscription Amounts to the Company promptly upon becoming aware that the Conditions have been satisfied;

(b)
Shareholder Approval is not obtained at the EGM (or at any deferral of the EGM) or the Conditions are not satisfied on or before 31 December 2009 2009, the Company shall direct the escrow agent to release the Subscription Amounts to the Company for refund to investors on the earliest business day after:

(i)	the EGM (if the resolution approving the Offering was not passed);
(ii)	the Company becomes aware that the Conditions are not capable of being satisfied; and
(iii)	31 December 2009.
(c)	Upon receipt of the Subscription Amounts from the escrow agent in accordance with clause 4.3(b), the Company shall promptly refund your Subscription Amount to you.
(d)
Any interest which accrues on the Subscription Amounts while in the escrow account shall follow the principal amount and shall be paid to the Company or refunded to investors (as the case may be) at the same time as payment of the corresponding principal.

4.4	Closing Conditions.
(a)
The Company’s obligation to proceed with the Closing shall be subject to the following conditions: (i) the representations and warranties made by the Purchaser are true and correct as of the Closing Date and the Purchaser has fulfilled those undertakings of the Purchaser to be fulfilled prior to the Closing; and (ii) the Company has simultaneously completed the purchases and sales of Placement Shares with the other investors in the Offering under share purchase agreements entered into separately with each of such other investors on substantially the same form as this Agreement; provided that any one or more of the conditions set forth in clauses (i) and (ii) immediately above may be waived by the Company.

(b)
The Purchaser’s obligation to proceed with the Closing shall be subject to the following conditions, which may be waived by the Purchaser: the representations and warranties made by the Company are true and correct in all material respects as of the Closing Date and the Company has fulfilled in all material respects those undertakings of the Company to be fulfilled prior to the Closing.

4.5
Delivery of Firm Shares. At the Closing, or as soon as reasonably practicable thereafter, subject to the terms and conditions hereof, the Company will deliver or procure the delivery by its registrar to the Purchaser, a holding statement evidencing the number of the Firm Shares issued to the Purchaser.

4.6
Delivery of Additional Shares. Within 3 business days following the satisfaction of the Conditions, subject to the terms and conditions hereof, the Company will issue the Additional Shares to the Purchaser and deliver or procure the delivery by its registrar to the Purchaser, a holding statement evidencing the number of Additional Shares issued to the Purchaser.

4.7
Delivery of Placement Options. Within 3 business days following the satisfaction of the Conditions, subject to the terms and conditions hereof, the Company will issue the Placement Options to the Purchaser and deliver or procure the delivery by its registrar to the Purchaser, a certificate evidencing the number of the Placement Options issued to the Purchaser.

4.8
Registration. The Company will seek approval for quotation of the Placement Shares on ASX promptly after the Closing or within 3 business days following satisfaction of the Conditions (as applicable). The Purchaser acknowledges that ASX Participating Organisations (as defined in the ASX Business Rules) cannot deal in the Placement Shares either as principal or agent until official quotation is granted in respect of the Placement Shares. The Company will not apply for quotation of the Placement Options on ASX or any other exchange.

5.	Representations And Warranties Of The Company.
The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below.
5.1
Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of Australia. Subject to the requisite shareholder approval as required under the ASX Listing Rules in relation to the Additional Shares and Placement Options, the Company has all requisite corporate power and authority to execute and deliver this Agreement, to issue and sell the Placement Shares and the Placement Options (subject to satisfaction of the Conditions) and to carry out the provisions of this Agreement.

5.2	Capitalization.
(a) The issued capital of Company, immediately prior to the signing of this Agreement comprises 221,374,809 ordinary shares, all of which are issued and outstanding.
(b) When issued in compliance with the provisions of this Agreement, the Placement Shares will be validly issued, fully paid ordinary shares , and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Purchaser provided, however, that the Placement Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Placement Shares is not and will not be subject to any preemptive rights that have not been properly waived or complied with prior to the Closing.
5.3
Authorization; Binding Obligations. All corporate action on the part of Company, its officers, directors and stockholders necessary for the authorization of the Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Placement Shares and the Placement Options (except for the Shareholder Approval) pursuant hereto has been duly taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.

5.4
Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.

5.5
Compliance with Other Instruments. The Company is not in violation or default of any term of its Constitution or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such material violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

5.6
Compliance with ASX Listing Rules. The Company is in compliance with the ASX Listing Rules, including its obligations to make periodic and continuous disclosure pursuant to the ASX Listing Rules, and has not received any notification that, and has no knowledge that, ASX is contemplating terminating such listing and, to the Company’s knowledge, there is no basis for it doing so. The issue and sale of the Placement Shares and the Placement Options to the Purchaser does not and will not contravene the ASX Listing Rules.

5.7
Filings. The Company is not required to make any filings with any Australian federal, state, local or other governmental authority in relation to the issue of the Placement Shares or the Placement Options other than the filing of a “Form 484 – Change of Company Details” with the Australian Securities & Investments Commission (“ASIC”) and the filing of an Appendix 3B with ASX after the issue of the Placement Shares and the Placement Options. The failure to file a “Form 484 – Change of Company Details” with the ASIC or an Appendix 3B with ASX does not prevent or otherwise affect the issue of the Placement Shares to the Purchaser.

5.8 Offering.
(a) Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5 hereof, the Company believes the offer, issue, and sale of the Placement Shares and the Placement Options is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”).
(b) The offer, issue and sale of the Placement Shares and the Placement Options does not contravene any applicable statute, regulation, by-law or order of Australia or any State of Australia (“Australian Law”).
(c) The Company acknowledges that the Purchaser’s obligation to purchase the Placement Shares from Company under this Agreement is subject to the Company lodging a Cleansing Statement.

6.	Representations And Warranties Of the Purchaser.
The Purchaser hereby represents and warrants to the Company as follows as of the date of this Agreement and as of the Closing:
6.1
Requisite Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform this Agreement. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon execution and delivery by the Purchaser, this Agreement will be a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies. The Purchaser agrees to be bound by the Company’s constitution from the Closing and authorizes its name to be placed on the register of members of the Company as the legal owner of the Placement Shares and on the Company’s option register as the legal owner of the Placement Options issued to the Purchaser.

6.2	Investment Representations.
(a) The Purchaser understands that the Placement Shares, Placement Options, Replacement Options and Underlying Shares have not been registered under the Act. The Purchaser also understands that the Placement Shares, the Placement Options, the Replacement Options and the Underlying Share are being or will be offered and sold pursuant to an exemption from registration contained in the Act based in part upon the Purchaser’s representations contained in this Agreement. The Purchaser further acknowledges and understands that the Placement Shares, Placement Options, Replacement Options and Underlying Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from registration is available. The Purchaser acknowledges and agrees that it is solely responsible for obtaining such legal, including tax, advice as it considers necessary and appropriate in connection with the execution, delivery and performance of this Agreement and the purchase by it of the Placement Shares and Placement Options.
(b) Purchaser hereby represents, warrants and undertakes as follows:
(i) Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser may be required to bear the economic risk of this investment indefinitely. The Purchaser understands that the Company has no present intention of registering the Placement Shares, Placement Options, Replacement Options or Underlying Shares in the United States pursuant to the Act.
(ii) Acquisition for Own Account. The Purchaser is acquiring the Placement Shares and the Placement Options in the ordinary course of its business and for the Purchaser’s own account for investment only, and not with a view towards their distribution or resale. The Purchaser has not acquired the Placement Shares or the Placement Options for the purpose of selling or transferring them, or granting, issuing or transferring interests in, or options over, them. The Purchaser has not entered into any arrangement or understanding with any other persons regarding the distribution of the Placement Shares or the Placement Options.

(iii) Purchaser Can Protect Its Interest. The Purchaser represents either that (i) by reason of its, or of its management’s, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement; and (ii) the Purchaser has a preexisting personal or business relationship with the Company, Summer Street Research Partners (“Summer Street”) or any of their respective officers, directors or controlling persons. Further, the Purchaser is not aware of any general solicitation or publication of any advertisement, as such terms are defined in Regulation D under the Act, in connection with the transactions contemplated by the Agreement.
(iv) Accredited Investor. The Purchaser represents that (i) at the time of the Purchaser’s subscription originated, (ii) at the time of allotment of the Placement Shares and the Placement Options, (iii) at the time of the issuance of the Replacement Options and (iv) at the time of exercise of the Placement Options or the Replacement Options, as applicable, the Purchaser is an accredited investor, within the meaning of Regulation D under the Act. The Purchaser has completed or caused to be completed and delivered to the Company the Investor Questionnaire attached hereto as Exhibit C, which questionnaire is true, correct and complete in all material respects.
(v) Company Information. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company, including publicly available information concerning the Company, to reach an informed and knowledgeable decision to acquire the Placement Shares and Placement Options. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. The Purchaser has, in connection with its decisions to purchaser the Placement Shares and Placement Options, relied only upon the Company’s filings with the ASX and the representations and warranties of the Company contained herein.
(vi) Rule 144. The Purchaser acknowledges and agrees that the Placement Shares, Placement Options, Replacement Options and Underlying Shares are “restricted securities” as defined in Rule 144 promulgated under the Act as in effect from time to time.

(vii) No reliance. The Purchaser acknowledges and agrees that it has not relied on any representations made by the Company, Summer Street or any of their respective officers, employees, agents, advisers or affiliates except as set out in this Agreement. The Purchaser further acknowledges and agrees that it has not relied on any investigation that the Company, Summer Street or any of their respective officers, employees, agents, advisers or affiliates or any persons acting on their behalf may have conducted with respect to the Placement Shares and the Placement Options or the Company. None of such persons has made any representation to the Purchaser, express or implied, with respect to the Placement Shares and the Placement Options or the Company.
(viii) No securities recommendation . The Purchaser acknowledges and agrees that this Agreement does not constitute a securities recommendation or financial product advice and that the Company and Summer Street have not considered the Purchaser’s particular objectives, financial situation and needs.
(ix) No responsibility. The Purchaser acknowledges and agrees that except to the extent that liability cannot by law be excluded, none of the Company, Summer Street or any of their respective related bodies corporate or any officers, employees, agents, advisers or affiliates of the Company or Summer Street, accept any responsibility in relation to the Offering.
(x) Related party. The Purchaser represents and warrants that it is not a Related Party (as defined in the ASX Listing Rules) of the Company.
(xi) Indemnity. The Purchaser acknowledges that the Company or Summer Street and their affiliates will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that if any such acknowledgments, representations or warranties are no longer accurate, the Purchaser will notify the Company immediately. The Purchaser shall indemnify the Company or Summer Street and their respective officers, employees, advisers and affiliates against any loss, damage or costs incurred and arising out of or in relation to any breach by the Purchaser of the acknowledgments, representations, warranties and agreements.
(xii) Insider trading. The Purchaser acknowledges that if it has material non-public information regarding the Company, insider trading restrictions may apply to it. The Purchaser agrees not to, and not to cause any other person to, acquire any of the Company’s securities after it has had access to material non-public information if doing so would be a breach of insider trading restrictions.

6.3
Transfer Restrictions. The Purchaser acknowledges and agrees that the Placement Shares, Placement Options, Replacement Options and Underlying Shares are subject to restrictions on transfer as set forth in this Agreement. The Purchaser shall not offer, sell, contract to sell or otherwise dispose of or deliver any of the Placement Shares and Underlying Shares unless: (i) the Placement Shares and Underlying Shares are sold on the ASX in compliance with Regulation S under the Act; or (ii) the Placement Shares and Underlying Shares are sold in a transaction that does not require registration under the Act or any applicable laws and regulations of the states of the United States governing the offer and sale of securities and, (iii) prior to and as a condition to the execution of the offer, sale or delivery described in clauses (i) and (ii) immediately above, the Purchaser has furnished to the Company an opinion of counsel satisfactory to the Company to such effect, unless the Company waives receipt of such opinion. The Purchaser further acknowledges that each Placement Option certificate and Replacement Option certificate will bear a legend that it and the Underlying Shares have not been registered under the Act or any applicable state securities laws and that such option may not be exercised unless registered under the Act and any applicable state securities laws, or an exemption therefrom is available.

7.	Miscellaneous.
7.1
Governing Law. This Agreement shall be governed by and construed under the laws of the state of New South Wales, Australia in all respects as such laws are applied to agreements among Australian residents entered into and performed entirely within Australia, without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall exclusively be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the state of New South Wales, Australia.

7.2	Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing for a one-year period.
7.3
Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Placement Shares and Placement Options from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Placement Shares and Placement Options specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Placement Shares and Placement Options in its records as the absolute owner and holder of such Placement Shares or Placement Options (as the case may be) for all purposes.

7.4	Entire Agreement. This Agreement and the Exhibits hereto shall constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

7.5
Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.6
Amendment and Waiver. This Agreement may be amended, modified or waived only pursuant to a written instrument signed by the Company and (a) the investors in the Offering holding a majority of the ordinary shares issued and sold in the Offering, provided that such amendment, modification or waiver is made with respect to all such investors and does not adversely affect the Purchaser without adversely affecting all such investors in a similar manner; or (b) the Purchaser.

7.7
Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

7.8
Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) two (2) days after deposit with a nationally recognized overnight courier, specifying express delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Purchaser at the addresses set forth on Exhibit A attached hereto or at such other addresses as the Company or the Purchaser may designate by ten (10) days advance written notice to the other party hereto.

7.9	Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
7.10
Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.11	Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
7.12
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement is binding on the parties on the exchange of counterparts. A copy of a counterpart sent by facsimile machine or other electronic means must be treated as an original counterpart, is sufficient evidence of the execution of the original and may be produced in evidence for all purposes in place of the original.

7.13
Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except that the Company has agreed to pay the following aggregate commissions to brokers in connection with the Offering: a cash payment of up to 6.5% of the value of the Offering and the issue of options with an exercise price of A$0.85 per option totaling up to 6.5% of the value of the Offering. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

7.14
Further Assurance. The parties agree to take such further action(s) and execute such further documentation as may reasonably be necessary to carry out and consummate this Agreement and the subject matter hereof.

7.15	Currency. Except where otherwise expressly provided, all amounts set forth in this Agreement are stated in, and will be paid in, US dollars.
7.16
Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

Executed by UNILIFE MEDICAL SOLUTIONS LIMITED acting by the following persons or, if the seal is affixed, witnessed by the following persons:

Signature of director	Signature of director/company secretary

Name of director (print)	Name of director/company secretary (print)
PURCHASER:

Signature:

Print Name:

Title:

Exhibit A
SCHEDULE OF INVESTOR

Aggregate
Name and Address of Purchaser	Purchase Price

                     Placement shares comprising
-                      Firm Shares
-                      Additional Shares
                     Placement Options *

*	The Purchaser will receive two Placement Options (a Tranche 1 option and a Tranche 2 option) for every four Placement Shares which the Purchaser purchases under the Offering.

Exhibit B
TERMS AND CONDITIONS OF PLACEMENT OPTIONS
1.
Subject to satisfaction of the Conditions, the Placement Options shall be issued for nil cash consideration. Each Placement Option entitles the holder to subscribe for one fully paid ordinary share (Share) in Unilife Medical Solutions Limited (Company).The Placement Options granted to each subscriber under the Offering shall be issued in two equal tranches as follows:

1.1	Tranche 1: the exercise price for each Placement Option is A$1.25

1.2	Tranche 2: the exercise price for each Placement Option is A$2.00
The exercise price for any Placement Option shall be payable in full on exercise of the Placement Option.
2.	The Placement Options shall be exercisable at any time from the date of grant until the third anniversary of the date of grant (Exercise Period).
3.	If the Placement Option is not exercised on or prior to the expiry of the Exercise Period, the Placement Option will automatically lapse.
4.
A certificate shall be issued for the Placement Options. Each certificate will bear a legend stating that it and the Underlying Shares have not been registered under the US Securities Act and that such option may not be exercised by or on behalf of any US person unless registered under the US Securities Act or if an exemption from registration is available and (ii) upon exercise of such option, the Optionholder will be required to give a written certification that he/she is outside the US and that he/she is not a US person and that the Placement Option is not being exercised on behalf of a US person.

5.
Placement Options shall be exercisable by notice in writing to the registered office of the Company accompanied by the holder’s option certificate. The notice must state the number of Placement Options being exercised (in multiples of 20,000 or where the number of Placement Options held is less than 20,000 such lesser amount). If the notice does not state the number of Placement Options being exercised, the notice shall be void and the Company shall request the Optionholder to provide a further notice.

6.	The Optionholder shall either:
(a)	include with the notice to the Company referred to in clause 5, a cheque payable to the Company; or
(b)	at the time of issuing the notice to the Company referred to in clause 5, arrange for an electronic funds transfer directly into an account nominated by the Company, for the total exercise price of the Placement Options being exercised.
7.
Upon receipt of a valid notice in accordance with clause 5 and subject to the Company receiving cleared funds from the Optionholder in accordance with clause 6, the Company must issue the requisite number of Shares in the name of the Optionholder and update its share register to record the Optionholder as the holder of that number of Shares equal to the number of Placement Options exercised within five (5) business days of the exercise of the Placement Option.

9.	Shares issued pursuant to an exercise of Placement Options shall rank equally in all respects with existing Shares of the Company from the date of allotment.
10.	An Optionholder may not sell, transfer, assign, give or otherwise dispose of, in equity or in law, the benefit of some or all of the Placement Options without the prior written consent of the Board.
11.
If Shares of the class are quoted, the Company shall, in accordance with ASX Listing Rule 2.8, make application to have Shares issued pursuant to an exercise of Placement Options listed for official quotation.

12.	If Placement Options are exercised before the record date of an entitlement, Optionholders can participate in a pro rata issue to the holders of Shares in the Company.
13.	Optionholders do not have any right to participate in new issues of securities by the Company without exercising Placement Options.
14.
In accordance with the ASX Listing Rules, in the event of any reorganisation of capital of the Company, the rights of the Optionholder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganisation of capital at the time of the reorganisation.

15.	The Placement Options will not give any right to participate in dividends until Shares are allotted pursuant to the exercise of the relevant Placement Options.
16.
In the event that an issue of Shares is made to the holders of securities in the Company (excluding a bonus issue), the exercise price of the Placement Options will be reduced in accordance with ASX Listing Rule 6.22.

17.
The number of Shares to be issued pursuant to the exercise of Placement Options will be adjusted for bonus issues made prior to exercise of Placement Options. The effect will be that upon exercise of the Placement Options, the number of Shares received by the Optionholder will be increased by the number of bonus Shares that would have been issued to such holder if the Placement Options had been exercised prior to the record date for the bonus issue. The exercise price of the Placement Options will not change as a result of any such bonus issue.

18.
If there has been a Change in Ownership or the Board concludes that the replacement of the majority of the Board is imminent, the Board must resolve to notify the Optionholder that all Placement Options may be exercised prior to 5pm (Sydney time) on the 90th day after the date of the notice (or by such earlier date as the Board determines).

19.	Subject always to clause 21 below, a ‘Change in Ownership’ shall occur if:
(a) a person acquires a relevant interest (within the meaning of section 608 of the Corporations Act 2001) in more than fifty per cent (50%) of the Shares in the Company as a result of a takeover bid;
(b) a person acquires a relevant interest (within the meaning of section 608 of the Corporations Act 2001) in more than fifty per cent (50%) of the Shares in the Company as a result of a scheme of arrangement;
(c) through the acquisition of Shares in the Company a person is able to determine the majority composition of the Board; or
(d) any other event (including, but not limited to, a merger of the Company with another company) which the Board determines, in its absolute discretion, to be a Change in ownership.
20.
A ‘Change in Ownership’ does not include, unless otherwise determined by the Board, either an internal restructure of the Company’s group or a transaction whereby the Company’s group is redomiciled by imposing a new parent company of the Company’s group (including where such transaction is effected by a scheme of arrangement under the Corporations Act 2001 (Cth)). This exception to a ‘Change in Ownership’ includes a scheme of arrangement pursuant to which:

(a) a subsidiary of the Company will become the new parent company of the Company; or
(b) the shareholders of the Company on the record date of the scheme of arrangement will be entitled to be issued shares equal to at least fifty per cent (50%) of the issued ordinary share capital of the new parent company of the Company on the implementation date of the scheme of arrangement.

Exhibit C
INVESTOR QUESTIONNAIRE

UNILIFE MEDICAL SOLUTIONS LIMITED
INVESTOR QUESTIONNAIRE
(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Unilife Medical Solutions Limited Suite 3, Level 11, 1 Chifley Square, Sydney 2000 NSW Australia
This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of ordinary shares of Unilife Medical Solutions Limited (the “Shares”).  The Shares are being offered and sold by Unilife Medical Solutions Limited (the “Company”) without registration in the United States under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Company must determine that a potential investor meets certain suitability requirements before offering or selling the Shares to such investor.  The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements.  The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.
This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  Your answers will be kept strictly confidential.  However, by signing this Questionnaire you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.  Capitalized terms used but not defined herein have the meaning given thereto in the Share Purchase Agreement to which this Questionnaire is attached (the “Share Purchase Agreement”).

A. BACKGROUND INFORMATION
Name [Exact Name as It will Appear on the Share Certificate or Holding Statement]:

Business Address:

(Number and Street)

(City, State and Zip Code)

(Telephone and Facsimile Numbers)
Residence Address [If Different from Business Address]:

(Number and Street)

(City, State and Zip Code)

(Telephone and Facsimile Numbers)
If an Individual:

(Age; Citizenship; Where Registered to Vote)
If an Existing Shareholder of the Company:

(Shareholder Registration Number)
 If a Corporation, Partnership, limited liability company, trust or other entity:

(Type of Entity; State and Date of Formation)

(Social Security or Taxpayer Identification No.)

Send all correspondence to (check one):                      Residence Address                      Business Address
Name and Email address of contact person:

B. STATUS AS ACCREDITED INVESTOR
The undersigned is an “accredited investor” as such term is defined in Regulation D under the Act, as at the time of the sale of the Shares the undersigned falls within one or more of the following categories (Please initial one or more, as applicable)1:
 _____ (1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;
 _____ (2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;
 _____ (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

[1]
As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances.  In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

 _____  (4) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Securities exceeds $1,000,000;
 _____  (5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
 _____  (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and
 _____  (7) an entity in which all of the equity owners are accredited investors (as defined above) (If the answer is yes, all shareholders, partners or other equity owners must complete an Individual Questionnaire).
C.  REPRESENTATIONS
The undersigned hereby represents and warrants to the Company as follows:
1.
Any purchase of the Shares would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2.
The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of the Shares by the undersigned or any co-purchaser.

3.	There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.
4.
The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned’s net worth and financial circumstances, and any purchase of the Shares will not cause such commitment to become excessive.  The undersigned is able to bear the economic risk of an investment in the Shares.

5.	The undersigned is aware of its obligations under applicable securities laws with respect to use and disclosure of non-public information regarding the Company.

6.
The undersigned has carefully considered the potential risks relating to the Company and a purchase of the Shares, and fully understands that the Shares are speculative investments which involve a high degree of risk of loss of the undersigned’s entire investment.  Among others, the undersigned has carefully considered the Company’s filings with the ASX.

7.
The undersigned understands that the Shares that it is acquiring are characterized as “restricted securities” under the federal securities laws of the United States inasmuch as they are being acquired in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144 or Regulation S, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this  _____  day of                      2009, and declares under oath that it is truthful and correct.

Print Name

By:
Signature

Title (if an entity)

EXHIBIT D
CANCELLATION DEED

201 Elizabeth Street
Sydney NSW 2000
Australia
DX 107 Sydney
Tel +61 2 9286 8000
Fax +61 2 9283 4144
www.dlaphillipsfox.com
Standalone Option Cancellation Deed
Unilife Medical Solutions Limited
Unilife Corporation
[Standalone Option Holder]
DLA Phillips Fox is a member of
DLA Piper Group, an alliance of
independent legal practices. It is a
separate and distinct legal entity.
DLA Phillips Fox offices are located
in Adelaide Auckland Brisbane
Canberra Melbourne Perth Sydney
and Wellington.

Table of contents

Parties	2

Background	2

Operative provisions	2

1 Cancellation of Standalone Options	2

2 Issue of Unilife Corporation Standalone Options	2
Time of issue	3

3 Conditions	3
Cancellation and offer conditional	3
Effective Time	3
Termination	3
No waiver	3

4 Representations and warranties	4

5 Release	5
Release	5

6 Miscellaneous	5
Notices	5
Conflict of interest	6
Costs	6
Counterparts	6
Binding agreement	7
Further assurances	7
No merger	7
No rights	7
Publicity	7
Variation and waiver	7

7 Definitions and interpretation	8
Definitions	8
Interpretation	9
Headings	10

Schedule 1	11

Execution and date	12

Annexure A	14
Unilife Corporation Option Agreement	14

Parties
Unilife Medical Solutions Limited ABN 14 008 071 403 of Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000 (Company)
Unilife Corporation a company incorporated in Delaware United States of 633 Lowther Road, Lewisberry, Pennsylvania 17339, United States (Unilife Corporation)
[insert name of Optionholder] (Standalone Option Holder)
Background
A	The Company has granted the Standalone Options to the Standalone Option Holder.

B	The Company and Unilife Corporation have entered into a Merger Implementation Agreement under which, amongst other things, the Company and Unilife Corporation have agreed to effect a transaction by means of a scheme of arrangement pursuant to Part 5.1 of the Corporations Act under which Unilife Corporation will acquire all of the issued share capital of the Company with the result that the Unilife group will be re-domiciled in the US.

C	The parties have agreed that in conjunction with the Share Scheme, the Standalone Options will be cancelled and, in consideration of the cancellation, Unilife Corporation will issue Unilife Corporation Standalone Options to the Standalone Option Holder.
Operative provisions
1	Cancellation of Standalone Options
1.1	Subject to clause 3.1, the Standalone Option Holder agrees to the cancellation of all, and not part only, of the Standalone Options held by it as at the date of this deed without any further action or consent on the part of the Company or the Standalone Option Holder.
2	Issue of Unilife Corporation Standalone Options
2.1	In consideration of, and subject to, the cancellation of its Standalone Options pursuant to clause 1.1 and subject to the satisfaction or waiver of the conditions set out in clause 3.1, Unilife Corporation will:
2.1.1	issue the Unilife Corporation Standalone Options to the Standalone Option Holder;
2.1.2	deliver to the Standalone Option Holder a duly executed counterpart of the Unilife Corporation Option Agreement;

2.1.3	enter the name of the Standalone Option Holder in its register of option holders; and

2.1.4	no later than seven Business Days after the date of grant, despatch or procure the despatch to each Standalone Option Holder of a certificate representing the Unilife Corporation Standalone Options granted to it under this deed.
2.2	Subject to the satisfaction or waiver of the conditions set out in clause 3.1, the Standalone Option Holder will execute and deliver to the Company a counterpart of the Unilife Corporation Option Agreement.
Time of issue
2.3	Subject to the satisfaction of the conditions in clause 3.1, the Unilife Corporation Standalone Options must be issued by Unilife Corporation with effect from the Effective Time.
3	Conditions
Cancellation and offer conditional
3.1	The cancellation of the Standalone Options pursuant to clause 1.1 and the offer of Unilife Corporation Standalone Options pursuant to clause 2.1 is conditional upon:
3.1.1	the Share Scheme becoming Effective; and

3.1.2	the Company obtaining from ASX a waiver of any requirement under ASX Listing Rule 6.23.2 to obtain the approval of the Company’s shareholders to the cancellation of the Standalone Options.
Effective Time
3.2	Subject to the satisfaction of the conditions in clause 3.1, the Standalone Option Holder agrees to the cancellation of the Standalone Options with effect from the Effective Time, at which time the Standalone Options will have no further force or effect and the rights and entitlements of the Standalone Option Holder with respect to the Standalone Options will cease.
Termination
3.3	This deed will automatically terminate on the earlier of:
3.3.1	the date on which the Merger Implementation Agreement is terminated; and
3.3.2	30 June 2010 (or such other date and time agreed in writing between the Company and Unilife Corporation) if the conditions set out in clause 3.1 are not satisfied or waived before that date.
No waiver
3.4	The conditions precedent in clause 3.1 cannot be waived.

4	Representations and warranties
4.1	The Standalone Option Holder represents and warrants to the Company and Unilife Corporation that as at the Effective Time:
4.1.1	the number of Shares subject to, and the exercise price of, the Standalone Options, as set out in Schedule 1, is complete and accurate;

4.1.2	it has read and understood the terms of this deed and the Unilife Corporation Option Agreement;

4.1.3	it is not in breach of any provision or condition of the Standalone Options;

4.1.4	it has full power and capacity to agree to the cancellation of the Standalone Options;

4.1.5	it is the legal and beneficial holder of the Standalone Options;

4.1.6	it will be taking the Unilife Corporation Standalone Options for investment purposes only and not with a view to distribution; and

4.1.7	it is an accredited investor as defined in Regulation D promulgated by the SEC pursuant to the Securities Act of 1933.
4.2	The Standalone Option Holder acknowledges that the issue of the Unilife Corporation Standalone Options constitutes good and valuable consideration for the cancellation of the Standalone Options and the release in clause 5.1.
4.3	The Standalone Option Holder acknowledges that the issue of the Unilife Corporation Standalone Options in exchange for the cancellation of the Standalone Options may not be an economically equivalent exchange because of, among other things, the different tax laws that apply to the options.
4.4	The Standalone Optionholder acknowledges that the transfer of the Standalone Options and the securities issued on the exercise of the Standalone Options is restricted under applicable US securities laws.
4.5	The Standalone Option Holder acknowledges that the certificate or other instrument evidencing the Unilife Corporation Standalone Options and the securities issuable upon exercise of the Standalone Options will bear an appropriate legend reflecting the restrictions on transfer which will apply to the Unilife Corporation Standalone Options and such underlying securities under applicable US securities laws.

5	Release
Release
5.1	Following cancellation of the Standalone Options:
5.1.1	the Company releases the Standalone Option Holder and the Standalone Option Holder releases the Company and its officers, directors, shareholders, affiliates, successors, agents, attorneys, representatives, and any other person or entity that may have any liability for the Standalone Options (each a Released Party) from all actions, claims, losses, liabilities and expenses in respect of the cancellation and extinguishment of the Standalone Options, and all rights and entitlements attaching to the Standalone Options, with effect from the Effective Time; and

5.1.2	the Company and the Standalone Option Holder agree not to make any claim or demand, or participate in any actions, claims, demands or proceedings against any Released Party inconsistent with clause 5.1.1 and agree that this deed may be pleaded as a bar to any such action, claim, proceeding or demand.

5.1.3	the Standalone Option Holder agrees that, upon the issue of the Unilife Corporation Standalone Options, the Standalone Option Holder will have no further claim of right to purchase or receive Shares or any other securities or consideration for the Standalone Options, except as specifically set out in this deed.
6	Miscellaneous
Notices
6.1	Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:
6.1.1	must be in writing and signed by a person duly authorised by the sender;

6.1.2	must be delivered to the intended recipient by prepaid post or by hand or fax to the address or fax number below or the address (being an address in Australia) or fax number last notified by the intended recipient to the sender:
Company:

Address:	Level 11, 1 Chifley Square,
Sydney NSW 2000
Fax:	(02) 8346 6511
Attention:	Mr Jeff Carter

Unilife Corporation:

Address:	633 Lowther Road,
Lewisberry, Pennsylvania 17339
Fax:	+1 717 938 9364
Attention:	Mr Alan Shortall

Standalone Optionholder:

Address:	[ ]
Fax:	[ ]
Attention:	[ ]

6.1.3	will be taken to be duly given or made:
(a)	in the case of delivery in person, when delivered;

(b)	in the case of delivery by post:
(i)	within Australia to an Australian address, two Business Days after the date of posting; and

(ii)	in any other case, 10 Business Days after the date of posting;
(c)	in the case of fax, on receipt by the sender of a transmission control report from the dispatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a Business Day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next Business Day in that place.
6.2	The Standalone Option Holder agrees to waive any right it may have under or arising from the Standalone Option to advance notice of the transactions contemplated under the Share Scheme, except as otherwise required under applicable law.
Conflict of interest
6.3	The parties’ rights and remedies under this deed may be exercised even if this involves a conflict of duty or a party has a personal interest in their exercise.
Costs
6.4	Each party shall pay their own legal and other costs and expenses in connection with the preparation, execution and completion of this deed and other related documentation.
Counterparts
6.5	This deed may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.

Binding agreement
6.6	Each party agrees that this deed is binding on each party and their heirs, executors, administrators, and all persons claiming any right, benefit, or interest to the Standalone Options or the underlying Shares, and inures to the benefit of the Released Parties and their successors and assigns.
Further assurances
6.7	Each party agrees, at the Company’s expense, to do anything another party asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):
6.7.1	to bind the party and any other person intended to be bound under this deed;

6.7.2	to enable the Company to cancel the Standalone Options;

6.7.3	to show whether the party is complying with this deed; and

6.7.4	to give full effect to this deed.
Governing law
6.8	This deed is governed by the laws of New South Wales. The Parties submit to the non-exclusive jurisdiction of its courts and courts of appeal from them. The Parties will not object to the exercise of jurisdiction by those courts on any basis.
No merger
6.9	This deed constitutes the entire understanding between the parties with respect the subject matter of this deed, except as otherwise set out in the Share Scheme. The warranties, undertakings and indemnities in this deed do not merge at the Effective Time.
No rights
6.10	The Standalone Option Holder agrees that the transactions contemplated under this deed do not result in the right to receive future grants of equity or other compensation other than the Unilife Corporation Standalone Options.
Publicity
6.11	The Standalone Option Holder may not make press or other announcements or releases relating to this deed or the transactions the subject of this deed.
Variation and waiver
6.12	A provision of this deed or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

7	Definitions and interpretation
Definitions
7.1	In this deed the following definitions apply:
ASX means ASX Limited (ABN 98 008 624 691).
Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, Australia.
Corporations Act means the Corporations Act 2001 (Cth).
Consolidation Ratio means the number of Shares in the Company which will be transferred to Unilife Corporation under the Share Scheme for every share of common stock in Unilife Corporation issued to Scheme Shareholders.
Court means the Federal Court of Australia.
Effective means, when used in relation to the Share Scheme, the coming into effect, pursuant to section 411(10) of the Corporations Act, of the Court order made under section 411(4)(b) of the Corporations Act in relation to the Share Scheme.
Effective Date means the date on which the Share Scheme becomes Effective.
Effective Time means 5:00pm on the Implementation Date.
Implementation Date means the third Business Day after the Scheme Record Date.
Merger Implementation Agreement means the merger implementation agreement dated 1 September 2009 between the Company and Unilife Corporation (as amended from time to time).
Related Body Corporate has the meaning given to that term in section 50 of the Corporations Act.
Scheme Record Date means 7.00pm on the fifth Business Day after the Effective Date.
Share means a fully paid ordinary share in the Company.
Share Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between the Company and Scheme Shareholders.
Scheme Shareholder means a Shareholder as at the Scheme Record Date.

Standalone Options means the options issued to the Standalone Option Holder to subscribe for the Shares under a Share Purchase Agreement between the Company and the Standalone Option Holder dated on or around 1 October 2009, the key terms of which are set out in the second column of Schedule 1.
Unilife Corporation Standalone Options means the options to be issued to the Standalone Option Holder to subscribe for common stock in Unilife Corporation under the Unilife Corporation Option Agreement in substantially the form attached as Annexure A to this deed.
Interpretation
7.2	In the interpretation of this deed, the following provisions apply unless the context otherwise requires:
7.2.1	The singular includes the plural and conversely.

7.2.2	A gender includes all genders.

7.2.3	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

7.2.4	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

7.2.5	A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this deed.

7.2.6	A reference to an agreement or document (including a reference to this deed) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this deed or that other agreement or document.

7.2.7	A reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns.

7.2.8	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

7.2.9	A reference to $ is to the lawful currency of Australia.

7.2.10	Words and phrases not specifically defined in this deed have the same meanings (if any) given to them in the Corporations Act.

7.2.11	A reference to time is a reference to time in Sydney, Australia.

7.2.12	If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately succeeding Business Day.

7.2.13	The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.
Headings
7.3	Headings are for convenience only and do not affect the interpretation of this deed.

Schedule 1
Standalone Options

Number and key terms of
Name and address of	Number and key terms of	Unilife Corporation Standalone
Standalone Optionholder	Standalone Options	Options

[ ]	Tranche 1 Number: [ ] Exercise Price: A$1.25 Expiry date: Third anniversary of the date of grant of the Standalone Option.	Tranche 1

Number: [     ] x the Consolidation Ratio

Exercise Price: A$1.25 x the Consolidation Ratio

Expiry date: Third anniversary of the date of grant of the Standalone Options the Unilife Corporation Standalone Option replaces.

Tranche 2 Number: [ ] Exercise Price: A$2.00 Expiry date: Third anniversary of the date of grant of the Standalone Option.	Tranche 2

Number: [     ] x the Consolidation Ratio

Exercise Price: A$2.00 x the Consolidation Ratio

Expiry date: Third anniversary of the date of grant of the Standalone Options the Unilife Corporation Standalone Option replaces.

Execution and date
Executed as a deed.
Date:

Executed as a deed by Unilife Medical Solutions Limited acting by the following persons:

Signature of director	Signature of director/company secretary

Name of director (print)	Name of director/company secretary (print)

Executed as a deed by Unilife Corporation acting by the following person:

Signature of duly authorised officer

Name of officer (print)

Executed as a deed by [insert name of Standalone Option Holder] acting by the following persons:

Signature of director/duly authorised officer	Signature of director/company secretary/ duly authorised officer

Name of director/officer (print)	Name of director/company secretary/officer (print)

??Standalone Option Cancellation Deed
Annexure A
Unilife Corporation Option Agreement

Exhibit 10.27
Option Agreement
Unilife Corporation
[insert name of Option Holder]

Table of contents

Parties	3

1 Grant of Options	3

2 Tranches	3

3 Exercise Period	3

4 Exercise Price	3

5 Notice of Exercise	4

6 Allotment of Unilife Corporation Shares	4

7 Quotation of Options and Shares	4

8 Shareholder approval	5

9 Shares rank equally	5

10 No participation in new issues	5

11 Reorganisation of capital	5

12 Options not transferable	5

13 Change of control	6

14 Option register	6

15 Governing Law	6

16 Notices	6

17 Definitions	6

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Parties
Unilife Corporation a company incorporated in Delaware United States of 633 Lowther Road, Lewisberry, Pennsylvania 17339, United States (Unilife Corporation)

[insert name of Optionholder] (Option Holder)
1	Grant of Options

1.1	Unilife Corporation grants the Option Holder [insert amount] Options to subscribe for Unilife Corporation Shares on the terms and conditions set out in this Agreement; and

1.2	Each Option entitles the Option Holder to acquire one Unilife Corporation Share.

2	Tranches

2.1	The Options are granted in two tranches:
2.1.1	Tranche 1: [insert amount] Options; and

2.1.2	Tranche 2: [insert amount] Options.
3	Exercise Period

3.1	Subject to clause 13, each Option is exercisable at any time in the period from the date of grant until the third anniversary of the Original Grant and if the Option is not exercised on or prior to the expiry of the relevant Option Period, the Option will automatically lapse.

4	Exercise Price

4.1	The exercise price for each Option is as follows:
4.1.1	Tranche 1: [A$insert price equal to $1.25 x Consolidation Ratio] per Option

4.1.2	Tranche 2: [A$insert price equal to $2.00 x Consolidation Ratio] per Option and is payable immediately on exercise by bank cheque or wire transfer to an account of the Unilife Corporation.

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5	Notice of Exercise

5.1	The Options may be exercised wholly or in part by giving notice in writing to the Unilife Corporation at any time during the Option Period stating the number of Options being exercised. Options may only be exercised in multiples of 3,000 unless all of the then unexercised Options are being exercised under the relevant Notice of Exercise.

6	Allotment of Unilife Corporation Shares

6.1	Subject to clause 6.3, on receipt by Unilife Corporation of a valid Notice of Exercise in accordance with clause 5 and payment of the Exercise Price in accordance with clause 4, Unilife Corporation must, within two Business Days, issue and allot to the Option Holder the number of Unilife Corporation Shares set out in the Exercise Notice and despatch the relevant share certificate or other appropriate acknowledgment as soon as reasonably practicable thereafter.

6.2	Whilst Unilife Corporation remains listed on ASX, the Option Holder will be entitled to elect whether to receive Unilife Corporation Shares in the form of common stock of Unilife Corporation or as CDIs.

6.3	If at any time the Board determines that the delivery of Unilife Corporation Shares under this Agreement is or may be unlawful under Applicable Law, the Option Holder’s right to exercise the Option or receive the Unilife Corporation Shares pursuant to the Option shall be suspended until the Board determines that such delivery is lawful.

6.4	Unilife Corporation may require that the Option Holder, as a condition to exercise of the Option, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that the Option Holder will not dispose of the Unilife Corporation Shares so acquired in violation of Applicable Law) and furnish such information as may, in the opinion of counsel for Unilife Corporation, be appropriate to permit Unilife Corporation to issue the Unilife Corporation Shares in compliance with Applicable Law.

7	Quotation of Options and Shares

7.1	The Options will not be listed for quotation on ASX or any other exchange.

7.2	As soon as reasonably practicable following the exercise of an Option:
7.2.1	to the extent that the Option Holder elects to receive their Unilife Corporation Shares in the form of CDIs, Unilife Corporation shall apply for the CDIs to be admitted for quotation on the Official List of ASX (so long as CDIs are quoted on the Official List of the ASX at that time); or

7.2.2	to the extent that the Option Holder elects to receive their Unilife Corporation Shares in the form of common stock, Unilife Corporation shall apply for the Unilife Corporation Shares to be admitted for quotation on NASDAQ (so long as the Unilife Corporation shares are quoted on NASDAQ at that time).

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8	Shareholder approval

8.1	If, for any reason, an issue of Unilife Corporation Shares to the Option Holder in accordance with this Agreement would require approval of Shareholders, Unilife Corporation must convene the necessary meeting as soon as reasonably practicable and at its own cost.

9	Shares rank equally

9.1	Unilife Corporation Shares issued on the exercise of Options will rank equally in all respects with the other Unilife Corporation Shares on issue at the date of allotment and will be subject to the provisions of Unilife Corporation’s certificate of incorporation.

10	No participation in new issues

10.1	An Option does not confer a right to participate in new issues of securities of Unilife Corporation, unless the Option Holder has first exercised the Option and such exercise took place on or before the record date for determining entitlements to the issue.

10.2	In the event that a pro rata issue of Unilife Corporation shares is made to the holders of securities in Unilife Corporation, the exercise price of the Options shall be reduced in accordance with the ASX Listing Rules (so long as CDIs are quoted on ASX at that time).

11	Reorganisation of capital

11.1	In the event of any reorganisation (including consolidation (reverse split), sub-division (stock split), split-up, spin-off or similar transaction, recapitalisation, reduction or return, merger or share exchange) of the issued capital of Unilife Corporation, the rights of the Option Holder including the number of Options or the Exercise Price or both shall be reorganised (as appropriate);
11.1.1	while CDIs are quoted on the Official List of ASX, to the extent necessary to comply with the Listing Rules applying to a reorganisation of capital at the time of the reorganisation; or

11.1.2	if CDIs are no longer quoted on the Official List of ASX, as otherwise determined by the Board to be appropriate to reflect the reorganisation.
12	Options not transferable

12.1	Subject to clause 12.2 below, the Options are not transferable without the prior written consent of Unilife Corporation, except to a family member, family trust or estate of a shareholder or officer of the Option Holder,

12.2	Transfers to a partner, shareholder, officer, subsidiary, affiliate, affiliated partnership or other affiliated entity are not permitted without the prior written consent of Unilife Corporation, such permission to be granted by Unilife Corporation only after the Option Holder provides satisfactory assurances to Unilife Corporation that there is an available exemption from registration under which Unilife Corporation will be able to issue Unilife Corporation Shares upon exercise of the Options by the transferee.

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13	Change of control

13.1	Each outstanding Option shall lapse upon the effective time of a Change of Control Event unless the transaction the subject of the Change of Control Event provides for the continuation or assumption of outstanding Options by the surviving or successor entity or a parent company of that entity, or for the substitution of equivalent awards, as determined in the sole discretion of the Board, of the surviving or successor entity or a parent of that entity. This is subject to the proviso that holders of Options that lapse under this clause 13.1 are permitted to exercise all of their Options immediately before the Change of Control Event.

14	Option register

14.1	Unless otherwise determined by the Board of Directors of Unilife Corporation (or a committee of the Board), Unilife Corporation’s share registry will maintain a register of the Options.

15	Governing Law

15.1	The Options and this Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

15.2	Any suit with respect to an Option will be brought in the federal or state courts in the State of Delaware, and the Option Holder, by accepting the Options, irrevocably and unconditionally agrees and submits to the personal jurisdiction and venue thereof.

16	Notices

16.1	Notices may be given by Unilife Corporation to the Option Holder in writing and to the address set out above or such new address as is notified from time to time by the Option Holder to Unilife Corporation.

17	Definitions

17.1	In these Rules, unless the context otherwise requires:

A$ means Australian currency.

Applicable Law means any one or more or all, as the context requires, of:
(a)	the Corporations Act and any regulations to it;

(b)	the ASX Listing Rules;

(c)	the certificate of incorporation of the Unilife Corporation;

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(d)	the United States Securities Act of 1933, as amended (including the rules thereunder), Exchange Act and any other applicable United States federal or state law, including without limitation the Delaware General Corporation Law;

(e)	the Internal Revenue Code of 1986, as amended, and any regulations to it;

(f)	the NASDAQ Rules; and

(g)	any practice note, policy statement, class order, declaration, guideline, policy or procedure pursuant to the provisions of which any of the SEC, ASIC or ASX is authorised or entitled to regulate, implement or enforce, either directly or indirectly, the provisions of any of the foregoing statutes, regulations or rules or any conduct of any duly authorised person, pursuant to any of the abovementioned statutes, regulations or rules.
ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ACN 008 624 691) and any successor body corporate or the financial market it operates (as the context requires).

ASX Listing Rules means the Listing Rules published by ASX from time to time.

Board means all or some of the directors of Unilife Corporation acting as a board from time to time.

Business Day means any day, other than a Saturday, Sunday or public holiday in New York, United States of America.

CDI means a CHESS Depositary Interest over [insert fraction] of a share of Unilife Corporation common stock.

Change of Control Event means the occurrence of any of the following events:
(a)	a change of Ownership of Unilife Corporation;

(b)	a change of Effective Control of Unilife Corporation; or

(c)	a change of Ownership of Assets of Unilife Corporation; or
as described in these Rules and construed consistent with Section 409A of the Code. For the purposes of a Change of Control Event, fair market value is determined by the Board, and share ownership is determined under section 318(a) of the Code. A Change of Control Event excludes any transfer to a related person as described in Section 409A of the Code or a public offering of the Shares.

Change of Effective Control of Unilife Corporation means the date on which a majority of members of Unilife Corporation’s full board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Unilife Corporation’s full board of directors before the date of the appointment or election.

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Change of Ownership of Assets of Unilife Corporation means the date on which any one person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons), assets from Unilife Corporation that have a total gross fair market value more than 50% of the total gross fair market value of all of the assets of Unilife Corporation immediately before such acquisitions. For this purpose, gross fair market value means the value of the assets of Unilife Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Change of Ownership of Unilife Corporation means the date on which any one Person acquires, or Persons Acting as a Group acquire, ownership of Shares that, together with the Shares held by such Person or Persons Acting as Group, constitutes more than 50% of the total fair market value or total voting power of the Shares of Unilife Corporation. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total fair market value or total voting power of the Shares of Unilife Corporation, the acquisition of additional Shares by the same Person or Persons Acting as a Group is not considered to cause a Change of Ownership of Unilife Corporation or to cause a Change of Effective Control of Unilife Corporation. An increase in the percentage of Shares owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which Unilife Corporation acquires its Shares in exchange for property will be treated as an acquisition of Shares.

Corporations Act means the Corporations Act 2001 (Cth).

Exchange Act means the United States Securities Exchange Act of 1934, as amended, including the rules promulgated thereunder.

Exercise Price means the exercise price payable to acquire one Share pursuant to the exercise of each Option.

NASDAQ Rules means the Nasdaq Listing Rules as published by The Nasdaq Stock Market from time to time.

Notice of Exercise means the notice provided to Unilife Corporation by the Option Holder in respect of the exercise of the Options.

Option Period means the date from which the Options become exerciseable until the date on which the Options lapse.

Options means the options granted to the Option Holder under this Agreement.

Original Grant means the date of grant of the Original Option.

Original Option means the Unilife Medical Solutions Limited options granted to the Option Holder which the Option replaces.

Person means any individual, entity or group within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Shares of the Company in a registered public offering;

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Persons Acting as a Group means persons who are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the corporation. If a Person owns shares in both corporations that enter into a merger, consolidation, purchase or acquisition of shares, or similar transaction, such shareholder is considered to be a Person Acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be Persons Acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own shares of the same corporation at the same time, or as a result of the same public offering;

Unilife Corporation Shares means shares of fully paid common stock in the capital of Unilife Corporation.

Unilife Medical Solutions Limited means Unilife Medical Solutions Limited (ABN 14 008 071 403).

SEC means the United States Securities and Exchange Commission.

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Date:
THESE OPTIONS AND THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (US SECURITIES ACT) AND THE OPTIONS MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S OF THE US SECURITIES ACT, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS FILED AND MADE EFFECTIVE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE UNILIFE CORPORATION TO THE EFFECT THAT REGISTRATION UNDER THE US SECURITIES ACT IS NOT REQUIRED. NEITHER THE OPTIONS NOR THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE OPTIONS OR THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT AND AN OPINION OF COUNSEL SATISFACTORY TO THE UNILIFE CORPORATION TO THE EFFECT THAT REGISTRATION UNDER THE US SECURITIES ACT IS NOT REQUIRED.

Executed by Unilife Corporation acting by the following person:

Signature of duly authorised officer

Name of officer (print)

Executed by [insert name of Option Holder] in the presence of:

Signature of duly authorised officer

Name of officer (print)

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